Exhibit 99.3

1. Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined balance sheet as of March 31, 2017 and the unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016 and the three months ended March 31, 2017. The unaudited pro forma condensed combined financial information includes the historical results of Sientra, Inc. (“Sientra”, “Parent”, or the “Company”), a Delaware corporation, and Miramar Labs, Inc. (“Miramar”), a Delaware corporation, after giving pro forma effect to the Merger described in the following paragraphs and accompanying notes.

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 and unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016 and the three months ended March 31, 2017 are presented for informational purposes only and should be read in conjunction with the historical audited financial statements of Sientra and Miramar and related notes thereto. The adjustments reflected in our unaudited pro forma financial statements are based on available information and assumptions that we consider reasonable. Our unaudited pro forma financial statements do not purport to represent our financial position and results of operations that would actually have occurred if the Merger had been consummated on March 31, 2017 for the balance sheet, and January 1, 2016 for the statements of operations, nor do they project our financial position or results of operations for any future date or period.

The Merger

Pursuant to the terms of the Agreement and Plan of Merger, dated June 11, 2017, as amended by the Amendment No. 1 to Agreement and Plan of Merger dated June 25, 2017 (the “Merger Agreement”), among Sientra, Desert Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”) and Miramar, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of Miramar’s common stock (the “Shares”), par value $0.001 per share at a purchase price per Share of (i) $0.3149 per share, in cash, without interest (the “Cash Portion”) and (ii) the contractual contingent value right pursuant to the Contingent Value Rights Agreement in the form attached as Annex II to the Merger Agreement (“CVR Agreement”), to receive one or more contingent payments upon the achievement of certain milestones as set forth in the CVR Agreement, without interest (the “CVR Portion”), subject to any applicable withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 26, 2017, and in the related Letter of Transmittal.

The Offer expired at 8:00 a.m., Eastern Time, on Tuesday, July 25, 2017. According to Computershare Trust Company, N.A., the depositary for the Offer, as of the expiration time, an aggregate of 8,580,547 Shares were validly tendered and not properly withdrawn, representing approximately 91.9% of the total outstanding Shares on a diluted basis including Shares already owned by the Purchaser. As a result, the Minimum Condition (as defined in the Merger Agreement) was satisfied and all conditions to the Offer having been satisfied, Purchaser accepted all of the Shares that were validly tendered and not validly withdrawn for payment pursuant to the terms of the Offer.

Pursuant to the terms of the Merger Agreement, on July 25, 2017 (the “Acquisition Date”), Purchaser effected a “short form” merger under Section 253 of the Delaware General Corporation Law (“DGCL”), pursuant to which Purchaser merged with and into Miramar, with Miramar as the surviving corporation (the “Merger”).

As a result of the Merger, Shares that were not acquired in the Offer (other than Shares held by Miramar (or held in Miramar’s treasury), Company, Purchaser, any other wholly owned subsidiary of Parent, or any wholly owned subsidiary of Miramar, or Shares with respect to which appraisal rights are properly exercised under the DGCL) were converted into the right to receive the Cash Portion and the CVR Portion. As a result of the Merger, Miramar became a wholly owned subsidiary of Company.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2017

(dollars in thousands)

	Historical							Pro Forma Combined
	Sientra, Inc.	Miramar Labs, Inc.
	As of March 31, 2017	As of March 31, 2017	Reclassification Adjustments	Financing Adjustments		Pro Forma Adjustments		As of March 31, 2017
Assets
Current assets:
Cash and cash equivalents	$58,757	$1,058	$—	$24,564	4(a)	$(18,211)	4(a)	$66,168
Accounts receivable, net	2,734	2,948	—	—		—		5,682
Inventories, net	17,199	6,869	—	—		195	4(b)	24,263
Insurance recovery receivable	73	—	—	—		—		73
Prepaid expenses and other current assets	2,356	331	—	(862)	4(c)	—		1,825

Total current assets	81,119	11,206	—	23,702		(18,016)		98,011
Long-term assets:
Property and equipment, net	3,071	629	—	—		—		3,700
Goodwill	4,878	—	—	—		6,129	4(b)	11,007
Other intangible assets, net	5,759	—	—	—		14,800	4(b)	20,559
Restricted cash	—	295	(295)	—		—		—
Other assets	1,226	14	295	—		—		1,535

Total assets	$96,053	$12,144	$—	$23,702		$2,913		$134,812

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,684	$1,638	$—	$—		$—		$4,322
Accrued and other current liabilities	8,362	4,815	6,138	(371)	4(c)	(7,015)	4(e)	11,929
Deferred revenue	—	138	(138)	—		—		—
Customer deposits	6,894	—	—	—		—		6,894
Derivative liability	—	6,000	(6,000)	—		—		—
Notes payable, net of issuance costs	—	9,499	—	—		(9,481)	4(d)	18

Total current liabilities	17,940	22,090	—	(371)		(16,496)		23,163
Long-term liabilities:
Long-term debt	—	—	—	24,660	4(c)			24,660
Warranty reserve and other long-term liabilities	3,847	—	68	(562)	4(c)	9,878	4(f)	13,231
Non-current deferred rent	—	68	(68)	—		—		—

Total liabilities	21,787	22,158	—	23,727		(6,618)		61,054

Commitments and contingencies

Shareholders’ equity:
Preferred stock	—	—	—	—		—		—
Additional paid-in capital	301,200	111,120	—	—		(111,120)	4(g)	301,200
Common stock	190	9	—	—		(9)	4(g)	190
Treasury stock	(260)	—	—	—		—		(260)
Accumulated deficit	(226,864)	(121,143)	—	(25)		120,660	4(g)	(227,372)

Total shareholders’ equity	74,266	(10,014)	—	(25)		9,531		73,758

Total liabilities and shareholders’ equity	$96,053	$12,144	$—	$23,702		$2,913		$134,812

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the fiscal year ended December 31, 2016

(dollars in thousands, except shares outstanding and per share amounts)

	Historical
	Sientra, Inc.	Miramar Labs, Inc.						Pro Forma Combined
	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2016	Reclassification Adjustments	Financing Adjustments		Pro Forma Adjustments		Fiscal Year Ended December 31, 2016

Net sales	$20,734	$20,446	$—	$—		$—		$41,180
Cost of goods sold	6,880	9,139	—	—		463	5(a)	16,482

Gross profit	13,854	11,307	—	—		(463)		24,698
Sales and marketing	20,607	13,551	—	—		—		34,158
Research and development	9,704	3,319	—	—		—		13,023
General and administrative	23,577	6,036	—	—		839	5(a)	30,452

Total operating expenses	53,888	22,906	—	—		839		77,633

Loss from operations	(40,034)	(11,599)	—	—		(1,302)		(52,935)
Loss on debt conversion	—	(8,062)	—	—		—		(8,062)
Interest income	63	10	—	—		—		73
Interest expense	(98)	(1,233)	—	(1,109)	5(b)	—		(2,440)
Other (expense) income, net	(36)	457	—	—		—		421

Income (loss) from continuing operations before income taxes	(40,105)	(20,427)	—	(1,109)		(1,302)		(62,943)
Income taxes	61	9	—	—		—		70

Net income (loss)	$(40,166)	$(20,436)	$—	$(1,109)		$(1,302)		$(63,013)

Per share information:
Income (loss) from continuing operations – basic	$(2.20)	$(3.80)					5(d)	$(3.46)
Income (loss) from continuing operations – diluted	$(2.20)	$(3.80)					5(d)	$(3.46)

Weighted-average shares outstanding:
Basic and diluted	18,233,177	5,379,421					5(d)	18,233,177

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the three months ended March 31, 2017

(dollars in thousands, except shares outstanding and per share amounts)

	Historical
	Sientra, Inc.	Miramar Labs, Inc.						Pro Forma Combined
	Three Months Ended March 31, 2017	Three Months Ended March 31, 2017	Reclassification Adjustments	Financing Adjustments		Pro Forma Adjustments		Three Months Ended March 31, 2017
Net sales	$7,489	$3,815	$—	$—		$—		$11,304
Cost of goods sold	2,322	1,693	—	—		98	5(a)	4,113

Gross margin	5,167	2,122	—	—		(98)		7,191
Sales and marketing	6,955	3,004	—	—		—		9,959
Research and development	3,194	753	—	—		—		3,947
General and administrative	6,436	1,540	—	—		210	5(a)	8,186

Total operating expenses	16,585	5,297	—	—		210		22,092

Loss from operations	(11,418)	(3,175)	—	—		(308)		(14,901)
Interest income	22	1	—	—		—		23
Interest expense	(9)	(3,941)	—	(271)	5(b)	3,624	5(c)	(597)
Other (expense) income, net	8	(143)	—	—		—		(135)

Loss before income taxes	(11,397)	(7,258)	—	(271)		3,316		(15,610)
Income taxes	25	2	—	—		—		27

Net loss	$(11,422)	$(7,260)	$—	$(271)		$3,316		$(15,637)

Per share information:
Income (loss) from continuing operations – basic	$(0.61)	$(0.78)					5(d)	$(0.83)
Income (loss) from continuing operations – diluted	$(0.61)	$(0.78)					5(d)	$(0.83)

Weighted-average shares outstanding:
Basic and diluted	18,722,965	9,334,857					5(d)	18,772,965

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The unaudited pro forma condensed combined financial information presents the pro forma effects of the Merger. The historical financial information of Sientra and Miramar are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2017 was prepared using the historical unaudited consolidated balance sheets of Sientra and Miramar as of March 31, 2017 and presents the combined financial position of Sientra and Miramar as if the Merger occurred on March 31, 2017. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2016 and the three months ended March 31, 2017 present the results of operations as if the Merger occurred on January 1, 2016.

Sientra’s historical financial information as of and for the three months ended March 31, 2017 and for the year ended December 31, 2016 are derived from Sientra’s unaudited Form 10-Q filed with the United States Securities and Exchange Commission (the “SEC”) on May 9, 2017 and audited Form 10-K filed with the SEC on March 14, 2017, respectively. Miramar’s historical financial information as of and for the three months ended March 31, 2017 and for the year ended December 31, 2016 are derived from Miramar’s unaudited Form 10-Q filed with the SEC on May 16, 2017 and audited Form 10-K filed with the SEC on March 17, 2017, respectively. This unaudited pro forma condensed combined financial information should be read in conjunction with the aforementioned financial statements.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification (“ASC”) 805, Business Combinations, with Sientra treated as the accounting acquirer. The unaudited pro forma condensed combined financial information will differ from the final purchase accounting for a number of reasons, including the fact that the estimates of fair values of assets and liabilities acquired are preliminary and subject to change when the valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The historical financial information has been adjusted to give effect to matters that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the operating results of the combined company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Merger. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of July 25, 2017, and could result in a material change to the unaudited pro forma condensed combined financial information, including goodwill.

2. Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in Sientra’s audited financial statements as of December 31, 2016. Management has determined that no significant adjustments are necessary to conform Miramar’s financial statements to the accounting policies used by Sientra in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassifications have been reflected in the pro forma adjustments to conform Miramar’s presentation to Sientra’s in the unaudited pro forma condensed combined balance sheet. No conforming adjustments were determined for the unaudited pro forma condensed combined statements of operations. These reclassifications have no effect on previously reported total assets, total liabilities, and shareholders’ equity, or income from continuing operations of Sientra or Miramar.

This unaudited pro forma condensed combined financial information may not reflect all the adjustments necessary to conform the accounting policies of Miramar to those of Sientra as the Company is still in the process of conforming the accounting policies of Miramar to those of Sientra as of the date of this Current Report on 8-K/A.

3. Calculation of Purchase Consideration and Preliminary Purchase Price Allocation of the Merger

The fair value of consideration transferred on the Acquisition Date includes the value of the cash consideration, the deferred consideration and the contingent consideration as part of the Merger. The purchase consideration is as follows:

(dollars in thousands)
Cash consideration at Acquisition Date (other than debt payoff) (1)	$6,193
Cash consideration at Acquisition Date (debt payoff) (2)	11,760
Deferred consideration (3)	1,000
Contingent consideration (4)	9,946

Total estimated purchase consideration	$28,899

Total cash consideration	$17,953
Total other consideration	10,946

Total estimated purchase consideration	$28,899

(1)	Represents the total of i) $3,189 thousand in cash consideration based on $0.31 per share paid, with $2,939 thousand of the amount paid to Miramar shareholders and $250 thousand to management and ii) Sientra’s reimbursement of certain expenses Miramar incurred, including acquisition-related costs of $2,587 thousand and Director & Officer (D&O) insurance of $417 thousand.
(2)	Represents the total cash consideration for the debt payoff of Miramar’s existing term loan and bridge loan, including interest.
(3)	Represents the cash set aside in an escrow account to be paid out either for litigation expenses or to the former investors of Miramar, as defined in the Note Purchase Agreement dated January 27, 2017, one year following the Acquisition Date.
(4)	Represents the contractual right of former Miramar shareholders to receive one or more contingent payments upon achievement of certain revenue milestones. Additionally, includes certain amounts due to investors related to the remaining balances on the January 2017 Bridge Note and the accrued royalty obligations, with certain amounts held back for litigation expenses similar to the arrangement described in (3), also contingent on the achievement of the same revenue milestones.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Miramar are recorded at the Acquisition Date fair values and added to those of Miramar. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Merger. The allocation is dependent upon certain valuation and other studies that have not yet been finalized. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed.

The following table sets forth a preliminary allocation of the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Miramar based on Miramar’s July 25, 2017 balance sheet, with the excess recorded as goodwill:

(dollars in thousands)
Cash and cash equivalents	$1,058
Accounts receivable, net	2,948
Inventories, net	7,064
Prepaid expenses and other current assets	331
Property and equipment, net	629
Other intangible assets, net	14,800
Other assets	309

Total assets	27,139

Accounts payable	(1,638)
Accrued and other current liabilities	(2,713)
Warranty reserve and other long term liabilities	(18)

Total liabilities	(4,369)

Net assets acquired (a)	22,770

Estimated purchase consideration (b)	28,899

Estimated goodwill (b) - (a)	$6,129

Preliminary identifiable intangible assets in the pro forma financial information consist of the following:

Intangible assets	Approximate Fair Value	Estimated Useful Life
	(dollars in thousands)
Developed technology	$3,000	15 years
Customer relationships	6,300	9–14 years
Distributor relationships	500	9–14 years
Trade name	5,000	15 years

Total	$14,800

The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above and as further described in Note 5(a). The identifiable intangible assets and related amortization are preliminary and are based on management’s estimates. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the transaction may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed are recorded as goodwill. Goodwill is not amortized to earnings, but instead is reviewed for impairment annually, absent any indicators of impairment. Goodwill recognized in the Merger is not expected to be deductible for tax purposes.

The final determination of the purchase price allocation of the Merger will be based on Miramar’s net assets acquired as of the Acquisition Date. The purchase price allocation may change materially based on the receipt of more detailed information and as balances change between March 31, 2017 and July 25, 2017. Therefore, the actual allocations may differ from the pro forma adjustments presented.

4. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Represents the sources of the combined company cash balance, after reflecting the cash proceeds from the debt that Sientra entered into concurrent with the Merger. Additionally, Miramar’s debt instruments and other expenses which were paid concurrent with the closing of the Merger, are included in the net cash outflow as follows:

(dollars in thousands)
Cash proceeds from debt financing	$24,564

Net cash inflow related to financing	$24,564

Cash consideration paid for Miramar common shares	$(2,939)
Cash consideration paid to Miramar management	(250)
Pay-off of Miramar’s existing debt	(11,760)
Miramar Labs transaction costs paid	(2,587)
D&O insurance paid	(417)
Severance paid	(258)
Net cash outflow related to the Sientra Merger	$(18,211)

(b)	Reflects the acquisition method of accounting based on the estimated fair value of the assets and liabilities of Miramar and the fair value of intangible assets acquired as discussed in Note 3 above.

(dollars in thousands)
Inventories – elimination of historical	$(6,869)
Inventories – fair value	7,064

Inventory step-up adjustment	$195
Goodwill – fair value adjustment	$6,129
Intangible assets – fair value adjustment	$14,800

(c)	Reflects the write-offs of commitment fees, issuance costs and warrant liability related to Sientra’s old debt, the long-term portion of Sientra’s new debt, and the recognition of debt issuance costs for both the new debt and the revolver loan:

(dollars in thousands)
Write-off of commitment costs and warrant on old debt – other current assets	$(862)

Debt issuance costs for new debt and revolver loan – other current liabilities	$(96)
Write-off of commitment costs and warrant on old debt – other current liabilities	(275)

Total debt – long-term adjustment	$(371)

New debt – long-term	$25,000
New debt – long-term (new debt and revolver issuance costs)	(340)

Total debt – long-term adjustment	$24,660

Write-off of commitment costs and warrant on old debt – other long-term liabilities	$(562)

(d)	Reflects Sientra’s payment of Miramar’s current debt and certain accrued interest concurrent with Acquisition Date.

(dollars in thousands)
Repayment debt – current	$(11,715)
Repayment debt – write-off debt issuance costs	2,234

Total debt – current adjustment	$(9,481)

(e)	Reflects adjustments to accrued and other current liabilities:

(dollars in thousands)
Elimination of Miramar’s current deferred rent liabilities (1)	$(39)
Deferred revenue – elimination of historical (2)	(138)
Deferred revenue – fair value (2)	1
Payment of certain accrued interest related to debt payoff (3)	(45)
Deferred consideration (4)	1,000
Elimination of accrued royalties (5)	(2,019)
Elimination of derivative liability (6)	(6,000)
Severance liability accrual (7)	225

Total accrued and other current liabilities adjustment	$(7,015)

(1)	Deferred rent is written off as a purchase accounting adjustment as it does not meet the definition of a liability at Acquisition Date.
(2)	The fair value of deferred revenue was determined based on the estimated costs to fulfill the remaining performance obligations plus a reasonable profit mark-up on costs.
(3)	As part of consideration, Sientra paid for Miramar’s existing debt, including certain accrued interest.
(4)	As part of consideration, Sientra is holding back an amount related to litigation expenses to be paid out one year after Acquisition Date. As such, this is accrued as of the Acquisition Date.
(5)	As part of the Merger, Miramar’s royalty obligation was negotiated and will be paid out contingent on the achievement of certain revenue milestones.
(6)	As part of the Merger, Miramar’s derivative liability was cancelled as the January 2017 Bridge Notes were partially paid off at Acquisition Date, with the remaining balance to be paid out contingent on the achievement of certain revenue milestones.
(7)	Represents adjustment of $225 thousand to record severance liabilities to the former executives of Miramar that were not paid as of Acquisition Date.

(f)	The adjustments to other long-term liabilities are as follows:

Contingent consideration (1)	9,946
Elimination of Miramar’s non-current deferred rent liabilities (2)	(68)

Total other long-term liabilities adjustment	$9,878

(1)	Reflects the accrual for the consideration to the shareholders and investors of Miramar contingent on the achievement of revenue milestones and subject to litigation expenses. The contingent consideration is comprised of the following: i) the CVR Portion as defined by the CVR Agreement, ii) the Contingent Amendment Fee and litigation holdbacks related to the remaining balance of the January 2017 bridge notes, and iii) accrued royalty payments and litigation holdbacks related to the balance of the accrued royalty obligation as of Acquisition Date. Amounts are due to the shareholders and investors of Miramar or to be paid out as litigation expenses upon the achievement of two predetermined revenue milestones.
(2)	Deferred rent is written off as a purchase accounting adjustment as it does not meet the definition of a liability at Acquisition Date.

(g)	Reflects the elimination of Miramar’s historical equity balances:

(dollars in thousands)
Elimination of Miramar’s historical common stock	(9)
Elimination of Miramar’s historical additional paid-in-capital balance	$(111,120)

Elimination of Miramar’s historical accumulated deficit	$121,143
Adjustment for Miramar’s severance liability	(483)

Total adjustment to Miramar accumulated deficit balance	$120,660

5. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Adjustments related to fair value adjustments in Cost of Goods Sold (“CoGS”) and General and Administrative (“G&A”) expenses are as follows:

	Pro Forma Fiscal Year Ended December 31, 2016	Pro Forma Three Months Ended March 31, 2017
	(dollars in thousands)
Inventory adjustment (1)	$263	$48
Amortization of purchased identifiable intangible assets (2)	200	50

Total CoGS adjustment	$463	$98

Amortization of purchased identifiable intangible assets (2)	$839	$210

Total G&A adjustment	$839	$210

(1)	Represents an adjustment to increase cost of goods sold related to capital systems as a result of the increase in the carrying value of assumed capital systems inventory. Because capital systems inventory does not turn within 12 months, the increase in the carrying value will have a continuing impact and will increase cost of goods sold, reflecting the difference between Miramar’s historical inventory balance and the fair value.
(2)	Represents an adjustment to record amortization expense related to new identifiable intangible assets. The amortization expense is calculated on a straight-line basis and is based on the periods over which the economic benefits of the intangible assets are expected to be realized. Amortization expense is allocated based upon the nature of activities associated with the intangible assets. As such, amortization expense for developed technology is amortized into costs of goods sold (“CoGS”), and amortization for customer relationships and trade names are amortized into general and administrative expenses (“G&A”).

(b)	To reverse interest expense associated with Miramar’s debt repayment and to record new interest expense associated with the Sientra’s new debt.

	Pro Forma Fiscal Year Ended December 31, 2016	Pro Forma Three Months Ended March 31, 2017
	(dollars in thousands)
Reversal of Miramar’s historical interest expense	$1,154	$296
Interest expense on Sientra’s new debt	(2,263)	(567)

Total adjustment to interest expense	$(1,109)	$(271)

A sensitivity analysis on interest expense for the year ended December 31, 2016 and for the three months ended March 31, 2017 has been performed to assess the effect of a change of 12.5 basis points of the hypothetical interest rate would have on the debt. Stated interest rates related to the new debt is LIBOR + 7.5%.

The following table shows the change in interest expense for the new debt:

Change in Interest Expense	Pro Forma Fiscal Year Ended December 31, 2016	Pro Forma Three Months Ended March 31, 2017
	(dollars in thousands)
Increase of 0.125%	$31	$8
Decrease of 0.125%	$(31)	$(8)

(c)	To reverse the expense in the three months ended March 31, 2017 associated with the revaluation of Miramar’s derivative liability related to the issuance of January 2017 Bridge Notes that were cancelled as part of the Merger.

(d)	Represents the pro forma income from continuing operations per share calculated using the historical weighted average Sientra shares outstanding for the periods presented.